Exhibit 5.1

Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel +1 312 782 0600 Main Fax +1 312 701 7711 www.mayerbrown.com
August 17, 2017
Nissan Auto Receivables 2017-B Owner Trust Nissan Auto Receivables Corporation II Nissan Motor Acceptance Corporation One Nissan Way Franklin, Tennessee 37067

Re:	Nissan Auto Receivables 2017-B Owner Trust
Registration Statement on Form SF-3
Registration No. 333-208544

Ladies and Gentlemen:

We have acted as special counsel to Nissan Auto Receivables Corporation II, a Delaware corporation (the “Depositor”), in connection with the above-captioned registration statement (the “Registration Statement”), the offering and issuance of $160,000,000 aggregate principal amount of the Class A-1 Notes (the “Retained Notes”) and the offering and sale of $170,000,000 aggregate principal amount of the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the “Underwritten Notes”, and together with the Retained Notes, the “Notes”) described in the prospectus dated August 16, 2017 (the “Prospectus”), which has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”). As described in the Prospectus, the Notes will be issued by Nissan Auto Receivables 2017-B Owner Trust, a Delaware statutory trust (the “Issuing Entity”), formed by the Depositor pursuant to a trust agreement between the Depositor and Wilmington Trust, National Association, as owner trustee. The Notes will be issued pursuant to an indenture (the “Indenture”) between the Issuing Entity and U.S. Bank National Association, as indenture trustee.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational documents of the Depositor, Nissan Motor Acceptance Corporation (“NMAC”) and the Issuing Entity, the Prospectus, the current drafts of the Indenture and an amended and restated trust agreement, the form of Notes included as an exhibit to the Indenture, and such other records, documents and certificates of the Depositor, NMAC, the Issuing Entity and public officials and other instruments as we have deemed necessary for the purpose of this opinion.

Mayer Brown LLP operates in combination with other Mayer Brown entities (the “Mayer Brown Practices”), which have offices in North America,

Europe and Asia and are associated with Tauil & Chequer Advogados, a Brazilian law partnership.

Mayer Brown LLP

Nissan Auto Receivables 2017-B Owner Trust

Nissan Auto Receivables Corporation II

Nissan Motor Acceptance Corporation

August 17, 2017

Based upon the foregoing, we are of the opinion that, with respect to the Underwritten Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Underwritten Notes have been duly executed and issued by the Issuing Entity, authenticated by the Indenture Trustee, and sold by the Seller, and (c) payment of the agreed consideration for the Underwritten Notes has been received by the Issuing Entity, such Underwritten Notes will have been duly authorized by all necessary action of the Issuing Entity and will be legally issued and binding obligations of the Issuing Entity and entitled to the benefits afforded by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

The opinions expressed above are limited to the federal laws of the United States of America, the laws of the State of New York (excluding choice of law principles therein), the Delaware Limited Liability Company Act and the Delaware Statutory Trust Act. We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

Nissan 2017-B Form 8-K Legality Opinion

Mayer Brown LLP

Nissan Auto Receivables 2017-B Owner Trust

Nissan Auto Receivables Corporation II

Nissan Motor Acceptance Corporation

August 17, 2017

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to a Form 8-K filed in connection with the Prospectus and to the use of our name therein, without admitting that we are “experts” within the meaning of the Act or the rules or regulations of the Commission thereunder, with respect to any part of the Registration Statement or the Prospectus.

Respectfully submitted,

/s/ Mayer Brown LLP

Mayer Brown LLP

Nissan 2017-B Form 8-K Legality Opinion